UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2021

4D MOLECULAR THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39782	47-3506994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5858 Horton Street #455

Emeryville, CA 94608

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 505-2680

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FDMT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2021, 4D Molecular Therapeutics, Inc. (the “Company”) entered into change in control severance agreements with each of David Kirn, the Company’s Chief Executive Officer, August Moretti, the Company’s Chief Financial Officer and Robert Stephen Fishman, the Company’s Chief Medical Officer (each, an “Officer”) effective as of September 22, 2021.

The change in control severance agreements each provide that, in the event the Officer’s employment is terminated by the Company other than for “cause” (as defined therein) or the Officer resigns for “good reason” (as defined therein), the Officer shall be entitled to receive severance that will consist of (i) 12 months of base salary paid in a single cash lump sum payable for Dr. Kirn (and 9 months for other Officers), (ii) a pro-rated portion (based on the number of days the Officer was employed by the Company during the calendar year the termination date occurs) of the Officer’s target annual bonus (assuming achievement of performance goals at 100% of target) paid in a single cash lump sum, (iii) any earned but unpaid annual bonus for the fiscal year prior to the termination or resignation date, and (iv) 12 months of COBRA reimbursement for Dr. Kirn (and 9 months for other Officers). In lieu of the foregoing severance benefits, the change in control severance agreements each provide that, in the event the Officer’s employment is terminated by the Company other than for “cause” or the Officer resigns for “good reason”, and that termination or resignation occurs within the period commencing on the date the Company enters into a definitive agreement that, if the transactions contemplated thereby were consummated, would result in a “change in control” (as defined therein) and ending 12 months after a change in control, the Officer shall be entitled to receive severance that will consist of (i) 18 months of base salary paid in a single cash lump sum payable for Dr. Kirn (and 12 months for other Officers), (ii) an amount equal to (a) 12 months plus (b) a pro-rated portion (based on the number of days the Officer was employed by the Company during the calendar year the termination date occurs) of the Officer’s target annual bonus (assuming achievement of performance goals at 100% of target) paid in a single cash lump sum, (iii) any earned but unpaid annual bonus for the fiscal year prior to the termination or resignation date, (iv) 18 months of COBRA reimbursement for Dr. Kirn (and 12 months for other Officers) and (v) full vesting acceleration for each equity award held by the Officer (except for any performance-vesting awards, which will be governed by the terms of the applicable award agreement). In all cases, the Officer must timely deliver an effective release of claims to us and comply with the Officer’s restrictive covenant agreement in order to be eligible for the foregoing severance benefits.

The foregoing description of the change in control severance agreements does not purport to be complete and is qualified in its entirety by the full text of the agreements. The change in control severance agreements are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 hereto.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Change in Control and Severance Agreement, dated September 22, 2021, by and between David Kirn and 4D Molecular Therapeutics, Inc.

10.2	Change in Control and Severance Agreement, dated September 22, 2021, by and between August Moretti and 4D Molecular Therapeutics, Inc.

10.3	Change in Control and Severance Agreement, dated September 22, 2021, by and between Robert Stephen Fishman and 4D Molecular Therapeutics, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

4D MOLECULAR THERAPEUTICS, INC.

Date: September 24, 2021	By:	/s/ August J. Moretti
August J. Moretti
Chief Financial Officer